Exhibit 10.1

COHERUS BIOSCIENCES, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made as of September 10, 2015 (the “Effective Date”), by and among Coherus BioSciences, Inc., a Delaware corporation (the “Company”), on the one hand, and Baxalta Incorporated, a Delaware corporation (“BI”), Baxalta US Inc., a Delaware corporation (“BUSI”), and Baxalta GmbH, a Swiss corporation (“BGMBH”), on the other (collectively, the “Purchaser”).

WHEREAS, the Company is a party to that certain Amended and Restated License Agreement, dated as of April 10, 2015 (the “License Agreement”), by and between the Company, Baxter International, Inc. (“BII”), Baxter Healthcare Corporation (“BHC”) and Baxter Healthcare SA (“BHSA”), which was assigned by BII, BHC and BHSA to BI, BUSI and BGMBH, respectively; and

WHEREAS, Section 7.10 of the License Agreement provides that the Purchaser shall purchase from the Company $10,000,000.00 of common stock of the Company at a price per share equal to the closing trading price on The NASDAQ Global Market on the date of such purchase.

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

SECTION 1. AUTHORIZATION OF SALE OF SECURITIES.

The Company has authorized the sale and issuance of shares of its Common Stock, par value $0.0001 per share (the “Common Stock”), equal to ten million dollars ($10,000,000.00), to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock sold to the Purchaser hereunder at the Closing (as defined in Section 3) shall be referred to as the “Shares.”

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SHARES.

On the terms and subject to the conditions set forth in this Agreement, and in full satisfaction of the respective obligations of the parties hereto under Section 7.10 of the License Agreement, at the Closing (as defined in Section 3), the Company will issue, sell and deliver to the Purchaser, and the Purchaser will purchase from the Company, the number of shares of Common Stock equal to (a) ten million dollars ($10,000,000.00) (the “Purchase Price”), divided by (b) the closing trading price of one (1) share of Common Stock on The NASDAQ Global Market on the trading day immediately preceding the date hereof. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and Dublin, Ireland are open for the general transaction of business.

(b) “Knowledge of the Company” shall mean, with respect to the Company, the knowledge of any of Dennis M. Lanfear and Jean Viret, Ph.D. Such individuals will be deemed to have “knowledge” of a particular fact or other matter if (i) such individual has or at any time had actual knowledge of such fact or other matter or (ii) a prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably diligent review concerning the existence thereof.

(c) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(d) “Registration Rights Agreement” means the Registration Rights Agreement in the form attached hereto as Exhibit B.

(e) “Trading Market” means The NASDAQ Global Market.

(f) “Transaction Agreements” means this Agreement and the Registration Rights Agreement.

SECTION 3. CLOSING AND CLOSING DELIVERIES.

3.1 Closing. The closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall occur on the date hereof upon delivery by the Parties of all of the closing deliveries set forth in Section 3.2, at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, or at such other place as may be agreed to by the Company and the Purchaser. At or prior to the Closing, each of the Company and the Purchaser shall execute any related agreements or other documents required to be executed hereunder, each dated as of the date hereof.

3.2 Closing Deliveries.

(a) Payment of the Purchase Price at Closing. At the Closing, the Purchaser shall deliver, or cause to be delivered, to the Company, an amount equal to the Purchase Price by wire transfer of immediately available funds to an account set forth on Exhibit A under the heading “Company Wire Information”.

(b) Issuance of the Shares at the Closing. At the Closing, the Company shall issue or cause the Company’s transfer agent to issue to the Purchaser the Shares in global form through a restricted book-entry account maintained by the Company’s transfer agent registered in the name of Baxalta GmbH, representing the number of Shares purchased by the Purchaser at the Closing against payment of the Purchase Price (including providing a copy of the irrevocable instructions delivered by the Company to the Company’s transfer agent instructing the transfer agent to issue the Shares to the Purchaser by crediting the Shares to an account of the Purchaser on the transfer agent’s restricted book-entry system on the date hereof and confirmation from the transfer agent that such Shares were so issued on the date hereof).

(c) Registration Rights Agreement. At the Closing, each of the Company and the Purchaser shall execute and deliver to the other Party the Registration Rights Agreement in the form attached hereto as Exhibit B.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as set forth on the Schedule of Exceptions delivered to the Purchaser concurrently with the execution of this Agreement (the “Schedule of Exceptions”), or, with respect to the representations and warranties by the Company other than those set forth in Section 4.1, Section 4.2, Section 4.3, the first two sentences of Section 4.4, Section 4.5, Section 4.7, the first sentence of Section 4.8, Section 4.8(ii) and Section 4.14 only, as disclosed in the SEC Documents and publicly available prior to the date of this Agreement and only as and to the extent disclosed therein (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly forward-looking), the Company hereby represents, warrants and covenants to the Purchaser as follows:

4.1 Organization and Standing. The Company and each of its subsidiaries has been duly incorporated or organized and is validly existing and in good standing under the laws of its state or other jurisdiction of incorporation or organization, has full corporate or other power and authority necessary to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company and its subsidiaries, taken as a whole (a “Company Material Adverse Effect”).

4.2 Corporate Power; Authorization. The Company has all requisite corporate power, and the Company and its board of directors have taken all requisite corporate action, to authorize, execute and deliver the Transaction Agreements, to consummate the transactions contemplated herein and therein, including to sell, issue and deliver the Shares to the Purchaser, and to carry out and perform all of the Company’s obligations hereunder and thereunder. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally, including any specific performance.

4.3 Issuance and Delivery of the Shares. The Shares have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other Person or any liens or encumbrances. Assuming the accuracy of the representations made by the Purchaser in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

4.4 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since becoming subject to the requirements of the Exchange Act (the foregoing documents (together with any documents filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Documents”). As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective filing dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its subsidiaries, on a consolidated basis, set forth in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company and its subsidiaries at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

4.5 Capitalization. All of the Company’s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 5,000,000 shares of undesignated Preferred Stock. As of the Effective Date, there are no shares of Preferred Stock issued and outstanding and there are 38,412,139 shares of Common Stock issued and outstanding, of which no shares are owned by the Company. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has no capital stock reserved for issuance, except that, as of the Effective Date, there are 4,717,723 and 3,159,786 shares of Common Stock reserved for issuance pursuant to options outstanding on such date pursuant to the Company’s 2010 Stock Incentive Plan (as amended to date, the “2010 Plan”) and the Company’s 2014 Equity Incentive Plan (as amended to date, the “2014 Plan”), respectively. As of the Effective Date, there are no shares of Common Stock available for future issuance under the 2010 Plan and 1,217,763 shares of Common Stock available for future issuance under the 2014 Plan. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding. Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Neither the execution of this Agreement nor the issuance of Common Stock or other securities pursuant to any provision of this Agreement will give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights. Except as disclosed in the SEC Documents, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. The Company has made available upon request of the Purchaser, a true, correct and complete copy of the Certificate of Incorporation and Bylaws (each as defined in Section 4.8) and the Company shall not amend or otherwise modify the Certificate of Incorporation or Bylaws prior to the Closing.

4.6 Litigation. There are no legal or governmental actions, suits or other proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which actions, suits or proceedings, individually or in the aggregate, could reasonably be expected to (a) challenge this Agreement or prohibit or delay the transactions contemplated herein or (b) have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Company Material Adverse Effect.

4.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority or the Trading Market on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected by the Company in accordance with such laws.

4.8 No Default or Consents. Neither the Company nor any of its subsidiaries is in material violation or default under its organizational documents. Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including the issuance, sale and delivery by the Company of the Shares) will: (i) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation (including federal and state securities laws and regulations) and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the

Company, any of its subsidiaries or their respective securities are subject) applicable to the Company or any of its subsidiaries, or (ii) violate or conflict with any provision of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”) or the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), except in the case of clause (i) as would not cause, either individually or in the aggregate, a Company Material Adverse Effect, and except for such consents or waivers which have already been obtained and are in full force and effect.

4.9 No Material Adverse Change. Since December 31, 2014, except as specifically disclosed in the SEC Reports, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. Except for the transactions contemplated by this Agreement and the License Agreement, no event, liability or development has occurred or exists with respect to the Company, its subsidiaries or their respective businesses, properties, operations or financial conditions that would be required to be disclosed by the Company under applicable securities laws at the Effective Date that has not been publicly disclosed at least one Trading Market trading day prior to the Effective Date.

4.10 No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

4.11 No Integrated Offering. None of the Company or any of its affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including under the rules and regulations of the Trading Market.

4.12 Sarbanes-Oxley Act. To the Knowledge of the Company, the Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and the rules and regulations promulgated by the Commission thereunder that are effective and applicable to the Company as of the date hereof.

4.13 Patents and Trademarks. To the Knowledge of the Company, the Company or one of its subsidiaries has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets, know-how and other similar rights that are necessary or material for use in connection with their business as described in the SEC Documents (collectively, the “Intellectual Property Rights”). Neither the Company nor any of its subsidiaries has received a written notice that the Intellectual Property Rights used by the Company or any of its subsidiaries violates or infringes upon the rights of any Person. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

4.14 Listing and Maintenance Requirements. The Company has not, in the two years preceding the date hereof, received notice from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock. The Company has no reason to believe that it will not for the foreseeable future continue to be in compliance with the listing and maintenance requirements for the continued listing of the Common Stock on the Trading Market. The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the Trading Market and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Purchaser the Shares.

4.15 Disclosure. The Company understands and confirms that the Purchaser will rely on the representations, warranties and covenants set forth in this Section 4 in effecting the transactions contemplated by this Agreement.

4.16 Contracts.

(a) Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Documents or to be filed as an exhibit to the SEC Documents under the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described, summarized or filed.

(b) The Material Contracts to which the Company or any of its subsidiaries is a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company or its subsidiaries, as applicable, enforceable by and against the Company or its subsidiaries, as applicable, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, except as rights to indemnity or contribution may be limited by federal or state securities laws.

4.17 Properties and Assets. The Company or one of its subsidiaries has good and marketable title to all the properties and assets described as owned by it in the latest Financial Statements set forth in the SEC Documents, free and clear of all liens, mortgages, pledges or encumbrances of any kind except (a) those, if any, reflected in such Financial Statements or (b) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries. The Company and each of its subsidiaries holds its leased properties under valid and binding leases. The Company and each of its subsidiaries owns or leases all such properties as are necessary to its operations as now conducted.

4.18 Compliance. Neither the Company nor any of its subsidiaries has been advised, nor does the Company or any of its subsidiaries have any reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including all applicable local, state and federal environmental laws and regulations, and all applicable rules and regulations of the Food and Drug Administration (the “FDA”), and all applicable laws, statutes, ordinances, rule or regulations (including the Federal Food, Drug And Cosmetic Act of 1938, as amended, and similar foreign laws and regulations) enforced by the FDA or equivalent foreign authorities, except where failure to be so in compliance would not have a Company Material Adverse Effect.

4.19 Taxes. The Company and each of its subsidiaries has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has timely paid or accrued all taxes shown as due thereon, including interest and penalties, and to the Knowledge of the Company there is no tax deficiency that has been or might be asserted or threatened against it or any of its subsidiaries that could have a Company Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company and its subsidiaries.

4.20 Transfer Taxes. On the date hereof, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the issuance, sale and delivery of the Shares to the Purchaser hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with and the Purchaser and its affiliates shall have no obligation therefor.

4.21 Investment Company. Neither the Company nor any of its subsidiaries is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

4.22 Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for businesses, including directors’ and officers’ liability insurance and insurance covering all real and personal property owned or leased by the Company or any of its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

4.23 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares.

4.24 Governmental Permits, Etc. The Company and each of its subsidiaries has all franchises, licenses, permits, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company or such subsidiary, as applicable, as currently conducted, except where the failure to possess currently such franchises, licenses, permits, certificates and other authorizations is not reasonably expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice regarding any revocation or material modification of any such franchise, license, permit, certificate or other authorization.

4.25 Internal Control over Financial Reporting. The Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. To the Knowledge of the Company, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

4.26 Foreign Corrupt Practices. None of the Company, its subsidiaries or, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.27 Employee Relations. The Company believes that its relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the Knowledge of the Company, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant involving or otherwise affecting such executive officer’s relationship with the Company, and the continued employment of each such executive officer does not subject the Company to any material liability with respect to any of the foregoing matters.

4.28 ERISA. The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any material liability; neither the Company nor any of its subsidiaries has incurred or expects to incur material liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company or any of its subsidiaries would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the Knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

4.29 No “Bad Actor” Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Knowledge of the Company, any Company Covered Person (as defined below), except for a Disqualification Event to which Rule 506(d)(2)(ii-iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

5.1 The Purchaser represents and warrants to and covenants with the Company that:

(a) The Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information the Purchaser knows about and deems relevant (including the SEC Documents) in making an informed decision to purchase the Shares.

(b) The Purchaser is acquiring the Shares pursuant to this Agreement for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other Persons regarding the distribution of such Shares, except in compliance with Section 5.1(c).

(c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d) The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

(e) The Purchaser has all requisite corporate power, and has taken all requisite corporate action, to authorize, execute and deliver this Agreement and each of the other agreements and instruments contemplated herein to which the Purchaser is a party, to consummate the transactions contemplated herein and therein and to carry out and perform all of the Purchaser’s obligations hereunder and thereunder. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally, including any specific performance.

(f) The Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “registered broker dealer”) and is not affiliated with a registered broker dealer. The Purchaser is not party to any agreement for distribution of any of the Shares.

5.2 The Purchaser has not, either directly or indirectly through an affiliate, agent or representative of the Company, engaged in any transaction in the securities of the Company other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby until the date hereof, except as set forth in filings made with the Commission pursuant to the Exchange Act.

5.3 The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.4 Legends. It is understood that any certificates representing the Shares, whether maintained in a book entry system or otherwise, may bear one or more legends in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE FROM IT OF SUCH RESALE RESTRICTIONS.”

In addition any stock certificates, whether maintained in a book entry system or otherwise, representing the Shares may contain:

(a) Any legend required by the blue sky laws of any state to the extent such laws are applicable to the sale of such Shares hereunder; and

(b) A legend regarding affiliate status, if applicable.

5.5 Restricted Securities. The Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 6. BROKER’S FEE.

Each of the Company and the Purchaser hereby represents that there are no brokers or finders retained by, or otherwise acting on behalf of, it or any of its affiliates and entitled to compensation in connection with the sale of the Shares, and shall indemnify the other party hereto for any such compensation that the other party hereto actually pays to any such broker or finder.

SECTION 7. COVENANTS.

7.1 Form D; Blue Sky Filings. The Company agrees to file a Form D with respect to the Shares as required under Regulation D of the Securities Act. The Company will take such action as the Company shall reasonably determine is necessary in order to obtain an exemption from, or to qualify the Shares for, sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities of “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon the written request of the Purchaser.

7.2 Access to Information. From the date hereof until the Closing, the Company will make reasonably available to the Purchaser’s representatives, consultants and their respective counsels for inspection, such information and documents as the Purchaser reasonably requests, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company and its subsidiaries.

SECTION 8. NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a) if to the Company, to:

Coherus Biosciences, Inc.

201 Redwood Shores Parkway, Suite 200

Redwood City, CA, USA 94065

Attn: Dennis M. Lanfear

Fax: (866) 491-7350

Email: dlanfear@coherus.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attn: Alan C. Mendelson, Esq.

Fax: (650) 463-2600

Email: alan.mendelson@lw.com

or to such other Person at such other place as the Company shall designate to the Purchaser in writing; and

(b) if to the Purchaser, to:

Baxalta Incorporated

1200 Lakeside Drive

Bannockburn, IL 60015

Attention: General Counsel

and

Baxalta GmbH

Thurgauerstrasse 130

Glattpark (Opfikon), ZH 8152

Attention: Legal Counsel

or to such other Person at such other place as the Purchaser shall designate to the Company in writing.

SECTION 9. MISCELLANEOUS.

9.1 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchaser, in the case of any change, discharge, termination, modification, or of the party hereto against whom the waiver is to be effective, in the case of a waiver.

9.2 Headings; Interpretation. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. The terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.” All references in this Agreement to “dollars” or “$” shall mean United States dollars. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The term “including” or “includes” means “including without limitation” or “includes without limitation.”

9.3 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9.4 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares for a period of one (1) year after the date hereof; provided, however, that notwithstanding the foregoing in this Section 9.4, the representations and warranties contained in Section 4.1, Section 4.2, Section 4.3, the first two sentences of Section 4.4, Section 4.5, Section 4.7, the first sentence of Section 4.8, Section 4.8(ii), Section 4.14, Section 5.1(e) and Section 6 shall survive until the expiration of the applicable statute of limitations. The agreements and covenants contained herein shall survive for the applicable statute of limitations.

9.5 Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, U.S.A., without regard to its or any other jurisdiction’s choice of law rules. Any disputes hereunder shall be brought in the state or federal courts located in the State of New York, U.S.A., and the parties hereto irrevocably accept the exclusive jurisdiction of such courts solely and specifically for the purpose of adjudicating such disputes, and in no event shall any party hereto be deemed to have consented to such jurisdiction for any other purpose. Each party hereto further agrees that such courts provide a convenient forum for any such action, and waives any objections or challenges to venue with respect to such courts.

9.6 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

9.7 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement to any affiliate of the Purchaser to whom the Purchaser assigns or transfers any Shares, provided such affiliate-transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Purchaser.”

9.8 No Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party hereto shall have any standing as a third-party beneficiary with respect to this Agreement or the transactions contemplated hereby.

9.9 Entire Agreement. This Agreement, the License Agreement and the other documents and instruments delivered pursuant hereto or thereto, including the exhibits hereto or thereto, the Schedule of Exceptions and the Registration Rights Agreement, constitute the full and entire understanding and agreement between the parties hereto with regard to the subjects hereof and thereof.

9.10 Payment of Fees and Expenses. The Company shall, as promptly as practicable following the Company’s receipt of one or more invoices therefor, pay to the Purchaser’s outside legal counsel the fees and expenses of such counsel actually incurred in connection with the negotiation, documentation and consummation of this Agreement, the Registration Rights Agreement and the other documents and instruments contemplated herein (or, to the extent the Purchaser actually pays such fees and expenses to its outside legal counsel, the Company shall, as promptly as practicable following the Company’s receipt of reasonable evidence thereof, reimburse the Purchaser for such fees and expenses actually paid by the Purchaser); provided, that the Company shall not be obligated to make any payments to the Purchaser’s outside legal counsel or to the Purchaser, in each case pursuant to the foregoing in this sentence, in excess of fifty thousand dollars ($50,000) in the aggregate. Except as otherwise provided herein or in the other documents or instruments contemplated hereby, including in the Registration Rights Agreement, each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

9.11 Further Actions. Each party hereto agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement and the Registration Rights Agreement.

9.12 Form 8-K. On or before the fourth (4th) business day following the Effective Date, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by this Agreement and the Registration Rights Agreement. The Company shall provide the Purchaser an opportunity to review and comment on the disclosure to be included in such Current Report on Form 8-K. Except for the Current Report on Form 8-K contemplated by this Section 9.12, all public announcements regarding this Agreement shall be issued only in accordance with Section 9.13 of this Agreement.

9.13 Public Announcement. No press release or, except to the extent required under applicable law (in which case the disclosing party shall use reasonable efforts to give the other party hereto an opportunity to review and comment on such disclosure in advance of its public release), other public announcement shall be made, directly or indirectly, by either party hereto concerning the execution of this Agreement, the terms and conditions hereof or the consummation of the transactions contemplated hereby, in each case without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, conditioned or delayed.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

COHERUS BIOSCIENCES, INC.

By:	/s/ Dennis M. Lanfear
Name:	Dennis M. Lanfear
Title:	Chief Executive Officer

[Signature Page – Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASER:

BAXALTA INCORPORATED

By:	/s/ Dagmar Rosa-Bjorkeson
Name:	Dagmar Rosa-Bjorkeson
Title:	Executive Vice President

BAXALTA US INC.

By:	/s/ Dagmar Rosa-Bjorkeson
Name:	Dagmar Rosa-Bjorkeson
Title:	Executive Vice President

[Purchaser Signatures Continue on Next Page]

[Signature Page – Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASER:

BAXALTA GMBH

By:	/s/ Valerie Gateaux
Name:	Valerie Gateaux
Title:	Finance Director

By:	/s/ Yvo Aebli
Name:	Yvo Aebli
Title:	Finance Director

[Signature Page – Stock Purchase Agreement]

Exhibit A

Company Wire Instructions

Exhibit B

Form of Registration Rights Agreement

[see attached]

SCHEDULE OF EXCEPTIONS

September 10, 2015

None.